SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.



FOR PERIOD ENDING: 6/30/2007
FILE NUMBER 811- 1540
SERIES NO.: 23


74U.  1 Number of shares outstanding (000's omitted)
        Class A                                           10,023
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                            3,889
        Class C                                            3,147
        Institutional Class                                5,573

74V.  1  Net asset value per share (to nearest cent)
        Class A                                           $16.98
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                           $16.49
        Class C                                           $16.50
        Institutional Class                               $17.05